Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 14, 2010, relating to the financial statements and financial statement schedules of Flameret, Inc., and the effectiveness of Flameret, Inc.'s internal control over financial reporting, incorporated by reference in the Annual Report of Form 10-K of Flameret, Inc. for the year ended August 31, 2010.

/s/ M&K CPAS, PLLC

Houston, Texas

January 27, 2011